UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TheStreet, Inc.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

On July 15, 2019, TheStreet, Inc. (“TheStreet,” the “Company,” “we,” “us” or “our”) filed its definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the Special Meeting of Stockholders (the “Special Meeting”) to be held on August 7, 2019, to, among other things, adopt the Agreement and Plan of Merger, dated as of June 11, 2019, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of July 12, 2019, which (as the same may be amended from time to time) is referred to as the “Merger Agreement”, by and among TheStreet, TheMaven, Inc. a Delaware corporation (“Maven”), and TST Acquisition Co., Inc. a Delaware corporation and wholly owned subsidiary of Maven (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into TheStreet and the separate corporate existence of Merger Sub will cease, with TheStreet continuing as the surviving corporation (the “Merger”). This supplement to the Proxy Statement supplements and updates certain information in the Proxy Statement regarding the Merger Consideration and the Pre-Merger Distribution as described below.

As described in the Proxy Statement, Maven will acquire, upon the terms and subject to the conditions of the Merger Agreement, TheStreet for $16.5 million in cash (the “Purchase Price”), together with a contingent value right as described below. In addition to a pro-rata portion of the Purchase Price, which is equal to an amount in cash equal to $3.09183364 per share, stockholders will receive additional consideration in connection with the closing of the Merger consisting of (1) a special cash distribution consisting of all cash held by TheStreet immediately prior to the closing of the Merger less certain excluded liabilities as agreed to among the parties (the “Pre-Merger Distribution”) and (2) a contingent value right, or CVR, which will entitle each holder to receive a pro-rata portion of the expected release of funds from TheStreet’s outstanding escrow agreements related to its prior sales of RateWatch and BoardEx and The Deal.

As previously announced, TheStreet currently expects that approximately $3.7 million in funds previously escrowed in connection with the sale of its RateWatch business will now be released on August 1, 2019 instead of August 21, 2019, which will allow such funds to be included in the Pre-Merger Distribution rather than the CVR. In the event that the full amount of the RateWatch escrows are released early as expected, TheStreet’s management currently estimates that the amount of cash TheStreet will distribute in the Pre-Merger Distribution will range from approximately $2.92 per share to $3.06 per share and that the value of the CVR, which would then consist of only a single escrow in the aggregate amount of $520,000 which is scheduled to be released on February 3, 2020, will be approximately $0.09 per share. These estimates reflect management’s estimate of cash to be held by TheStreet assuming that the Pre-Merger Distribution is effectuated on or about July 31, 2019, and the release of the full amount of the RateWatch escrows as of such date. The actual amount to be distributed will be affected by TheStreet’s operating results, transaction expenses, certain severance benefits that were earned prior to the Merger, the actual timing of the Pre-Merger Distribution and other factors. The effectiveness of the Merger is conditioned upon effectuation of the Pre-Merger Distribution. There can be no assurance that escrowed funds will be released in full, when expected or at all since the purchasers in the prior transactions have certain indemnification rights which may be satisfied through their receipt of all or a portion of such escrows.

As a result of the foregoing, stockholders of TheStreet are expected to receive total cash consideration, including the Merger Consideration, the Pre-Merger Distribution and payments under the CVR, of approximately $32.5 million to $33.3 million, or approximately $6.10 to $6.24 per share, which represents an average premium of 6.2% to 8.8%, respectively, over the seven-day volume weighted average price of $5.74 of our common stock as of June 11, 2019, the last trading day before we announced the merger transaction.

These supplemental disclosures will not affect the timing of the Company’s Special Meeting scheduled for August 7, 2019, at 8:30 a.m. Eastern Time.

The Board of Directors of TheStreet continues to recommend that you vote “FOR” the adoption of the Merger Agreement, and thereby approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

SUPPLEMENTAL DISCLOSURE TO PROXY STATEMENT

The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and all capitalized terms used below, unless otherwise defined, shall have the meanings set forth in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the Supplemental Disclosure. Underlined text shows text being added to a referenced disclosure in the Proxy Statement and a line through text shows text being deleted from a referenced disclosure in the Proxy Statement. The information contained herein speaks only as of July 31, 2019, unless the information indicates that another date applies.

Letter to Stockholders

The disclosure in the letter addressed to TheStreet’s stockholders from Larry Kramer, Chairman of the Board, Eric Lundberg, Chief Executive Officer and Chief Financial Officer of the Company, and Kevin Rendino, Chair of the Strategic Committee, is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the seventh full paragraph, as follows:

Currently, we estimate that the amount of cash we will be able to distribute immediately prior to the merger will range from approximately ~~$2.44~~ $2.22 per share to approximately $~~2.61~~ $2.37 per share, or approximately $2.92 per share to approximately $3.06 per share in the event of an early release of the full amount of the RateWatch escrows. ~~This~~These estimates reflect~~s~~ management’s estimate of cash on hand assuming that the distribution is effectuated on or about July 31, 2019, and the release of the full amount of the RateWatch escrows as of such date. The actual amount to be distributed will be affected by our operating results, transaction expenses, certain severance benefits that were earned prior to the merger, the actual timing of the distribution and other factors. Currently, we estimate that the total amounts that will be released from the escrows for the CVRs will range from approximately $0.66 per share to approximately $0.77 per share, or $0.09 per share in the event of an early release of the RateWatch escrows. As a result of the foregoing, TheStreet stockholders are expected to receive total cash consideration, including payments under the CVRs, of approximately ~~$33.0 million to $34.5 million, or approximately $6.19 to $6.47 per share~~$32.5 million to $33.3 million, or approximately $6.10 to $6.24 per share, which represents an average premium of ~~7.8% to 12.6%~~ 6.2% to 8.8%, respectively, over the seven-day volume weighted average price of $5.74 of our common stock as of June 11, 2019, the last trading day before we announced the merger transaction.

Summary of the Terms of the Merger

The disclosure under the heading “Summary of the Terms of the Merger—Merger Consideration—TheStreet Common Stock” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the sixth full paragraph starting on page 2 of the Proxy Statement, as follows:

Each CVR will entitle the holder thereof to receive a pro rata portion of the funds escrowed in connection with the Prior Transactions when they are released from the relevant escrows, which are ~~currently~~ scheduled to be released after August 20, 2019 and January 31, 2020, respectively. TheStreet currently expects that the RateWatch escrows originally scheduled to be released after August 20, 2019 will now be released early on August 1, 2019, prior to the closing of the Merger. The terms and conditions of the CVRs will be set forth in a contingent value rights agreement to be entered into prior to the closing of the Merger among TheStreet, Maven and a rights agent (the “CVR Agreement”). For additional information, see the section entitled “Proposal No. 1: The Merger Proposal—Agreements Related to the Merger—The CVR Agreement” beginning on page 88. Currently, TheStreet’s management estimates that the total amounts that will be released from such escrows will range from approximately $0.66 per share of TheStreet common stock to approximately $0.77 per share of TheStreet common stock, or $0.09 per share of TheStreet common stock in the event of an early release of the full amount of the RateWatch escrows. There can be no assurance that these escrows will be released in full or at all since the purchasers in the Prior Transactions have certain indemnification rights under their agreements with TheStreet which may be satisfied through their receipt of all or portions of such escrows.

The disclosure under the heading “Summary of the Terms of the Merger—Pre-Merger Distribution” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the third full paragraph on page 3 of the Proxy Statement, as follows:

Immediately prior to the Effective Time, TheStreet will distribute all of its cash on hand, less certain liabilities and expenses relating to the Prior Transactions and the Merger Agreement and the related transactions, in the form of a cash distribution declared by the Board of Directors and paid to holders of TheStreet common stock (the “Pre-Merger Distribution”), which is expected to be paid concurrently with the cash consideration in the Merger. Currently, TheStreet’s management estimates that the amount of cash TheStreet will be able to distribute in the Pre-Merger Distribution will range from approximately ~~$2.44~~ $2.22 per share of TheStreet common stock to approximately $~~2.61~~ $2.37 per share of TheStreet common stock, or approximately $2.92 per share to approximately $3.06 per share in the event of an early release of the full amount of the RateWatch escrows. ~~This~~These estimates reflect~~s~~ management’s estimate of cash to be held by TheStreet assuming that the Pre-Merger Distribution is effectuated on or about July 31, 2019, and the release of the full amount of the RateWatch escrows as of such date. The actual amount to be distributed will be affected by TheStreet’s operating results, transaction expenses, certain severance benefits that were earned prior to the Merger, the actual timing of the Pre-Merger Distribution and other factors. The effectiveness of the Merger is conditioned upon effectuation of the Pre-Merger Distribution.

Questions and Answers About the Merger and The Special Meeting

The disclosure under the heading “Questions and Answers About the Merger and The Special Meeting—Will holders of TheStreet common stock receive anything other than Merger Consideration in connection with the Merger?” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the first paragraph on page 13 of the Proxy Statement, as follows:

As discussed elsewhere in this proxy statement, immediately prior to the Effective Time, TheStreet will distribute all of its cash on hand, less certain liabilities and expenses relating to TheStreet’s prior sales of its RateWatch and B2B Business units (collectively, the “Prior Transactions”) and the Merger Agreement and the transaction contemplated thereby, in the form of a cash distribution declared by the Board of Directors and paid to holders of TheStreet common stock (the “Pre-Merger Distribution”), which is expected to be paid concurrently with the cash consideration in the Merger. Currently, TheStreet’s management estimates that the amount of cash TheStreet will be able to distribute in the Pre-Merger Distribution will range from approximately ~~$2.44~~ $2.22 per share of TheStreet common stock to approximately $~~2.61~~ $2.37 per share of TheStreet common stock, or approximately $2.92 per share to approximately $3.06 per share in the event of an early release of the full amount of the RateWatch escrows. ~~This~~These estimates reflect~~s~~ management’s estimate of cash to be held by TheStreet assuming that the Pre-Merger Distribution is effectuated on or about July 31, 2019, and the release of the full amount of the RateWatch escrows as of such date. The actual amount to be distributed will be affected by TheStreet’s operating results, transaction expenses, certain severance benefits that were earned prior to the Merger, the actual timing of the Pre-Merger Distribution and other factors. The effectiveness of the Merger is conditioned upon effectuation of the Pre-Merger Distribution.

The disclosure under the heading “Questions and Answers About the Merger and The Special Meeting— What are the CVRs?” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the second full paragraph on page 13 of the Proxy Statement, as follows:

The CVRs are contractual contingent value rights that entitle the holder thereof to receive a pro rata portion of the funds escrowed in connection with the Prior Transactions when they are released from the relevant escrows, which are ~~currently~~ scheduled to be released after August 20, 2019, and January 31, 2020, respectively. TheStreet currently expects that the RateWatch escrows originally scheduled to be released after August 20, 2019 will now be released early on August 1, 2019, prior to the closing of the Merger. The terms and conditions of the CVRs will be set forth in a contingent value rights agreement to be entered into prior to the closing of the Merger among TheStreet, Maven and a rights agent (the “CVR Agreement”). Currently, TheStreet’s management estimates that the total amounts that will be released from such escrows will range from approximately $0.66 per share of TheStreet common stock to approximately $0.77 per share of TheStreet common stock, or $0.09 per share of TheStreet common stock in the event of an early release of the full amount of the RateWatch escrows. There can be no assurance that these escrows will be released in full or at all since the purchasers in the Prior Transactions have certain indemnification rights under their agreements with TheStreet which may be satisfied through their receipt of all or portions of such escrows. Under the Merger Agreement, the Board has the discretion to determine to distribute the CVRs to stockholders as part of the Pre-Merger Distribution in lieu of including the CVRs in the Merger Consideration.

The disclosure under the heading “Questions and Answers About the Merger and The Special Meeting— Is it possible that I will receive more than one payment under the CVRs?” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the first full paragraph on page 14 of the Proxy Statement, as follows:

Yes. Although there is no guaranty that any payment will be made to holders of CVRs, in respect of their contingent value rights, such holders may receive more than one payment under the CVR, pursuant to the terms of the CVR Agreement. In the event you receive any cash payment as a holder of CVR, it is uncertain that there would be more than one such payment during the term of the form of CVR agreement. You may receive one payment, you may receive more than one payment or you may not receive any payment. Any payment to you is contingent on whether any funds escrowed in connection with the Prior Transactions are released from the relevant escrows, which are ~~currently~~ scheduled to be released after August 20, 2019, and January 31, 2020, respectively. TheStreet currently expects that the RateWatch escrows originally scheduled to be released after August 20, 2019 will now be released early on August 1, 2019, prior to the closing of the Merger, in which event these funds would be included in the Pre-Merger Distribution instead of the CVRs. There can be no assurance that these escrows will be released in full or at all since the purchasers in the Prior Transactions have certain indemnification rights under their agreements with TheStreet which may be satisfied through their receipt of all or portions of such escrows.

The disclosure under the heading “Questions and Answers About the Merger and The Special Meeting—Is it possible that I will not receive any payment under the CVRs?” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the second full paragraph on page 14 of the Proxy Statement, as follows:

Yes. There is no guaranty that any payment will be made to holders of CVRs in respect of their contingent value rights. Any payment to you as a holder of CVRs is contingent on whether any funds escrowed in connection with the Prior Transactions are released from the relevant escrows, which are ~~currently~~ scheduled to be released after August 20, 2019, and January 31, 2020, respectively. TheStreet currently expects that the RateWatch escrows originally scheduled to be released after August 20, 2019 will be now released early on August 1, 2019, prior to the closing of the Merger, in which event these funds would be included in the Pre-Merger Distribution instead of the CVRs. There can be no assurance that these escrows will be released in full or at all since the purchasers in the Prior Transactions have certain indemnification rights under their agreements with TheStreet which may be satisfied through their receipt of all or portions of such escrows.

Risk Factors

The disclosure under the heading “Risk Factors —Risks Related to the Merger—The projected value of the CVRs may not be realized” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the fourth full paragraph on page 25 of the Proxy Statement, as follows:

The CVRs will entitle each holder thereof to receive a pro rata portion of the funds escrowed in connection with the Prior Transactions when they are released from the relevant escrows, which are ~~currently~~ scheduled to be released after August 20, 2019, and January 31, 2020, respectively. TheStreet currently expects that the RateWatch escrows originally scheduled to be released after August 20, 2019 will now be released early on August 1, 2019, prior to the closing of the Merger, in which event these funds would be included in the Pre-Merger Distribution instead of the CVRs. Currently, TheStreet’s management estimates that the total amounts that will be released from such escrows will range from approximately $0.66 per share of TheStreet common stock to approximately $0.77 per share of TheStreet common stock, or $0.09 per share of TheStreet common stock in the event of an early release of the full amount of the RateWatch escrows. However, there can be no assurance that these escrows will be released in full or at all since the purchasers in the prior transactions have certain indemnification rights under their agreements with TheStreet which may be satisfied through their receipt of all or portions of such escrows.

Proposal No. 1: The Merger Proposal

The disclosure under the heading “Proposal No. 1: The Merger Proposal —Overview of the Merger—Merger Consideration” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the fifth full paragraph on page 27 of the Proxy Statement, as follows:

Each CVR will entitle the holder thereof to receive a pro rata portion of the funds escrowed in connection with the Prior Transactions when they are released from the relevant escrows, which are ~~currently~~ scheduled to be released after August 20, 2019, and January 31, 2020, respectively. TheStreet currently expects that the RateWatch escrows originally scheduled to be released after August 20, 2019 will now be released early on August 1, 2019, prior to the closing of the Merger, in which event these funds would be included in the Pre-Merger Distribution described below instead of the CVRs. The terms and conditions of the CVRs will be set forth in a contingent value rights agreement to be entered into prior to the closing of the Merger among TheStreet, Maven and a rights agent (the “CVR Agreement”), as described below under the heading “—Agreements Related to the Merger—The CVR Agreement.” Currently, TheStreet’s management estimates that the total amounts that will be released from such escrows will range from approximately $0.66 per share of TheStreet common stock to approximately $0.77 per share of TheStreet common stock, or $0.09 per share of TheStreet common stock in the event of an early release of the full amount of the RateWatch escrows. There can be no assurance that these escrows will be released in full or at all since the purchasers in the Prior Transactions have certain indemnification rights under their agreements with TheStreet which may be satisfied through their receipt of all or portions of such escrows.

The disclosure under the heading “Proposal No. 1: The Merger Proposal —Overview of the Merger—Pre-Merger Distribution” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the first paragraph on page 28 of the Proxy Statement, as follows:

Immediately prior to the Effective Time, TheStreet will distribute all of its cash on hand, less certain liabilities and expenses relating to TheStreet’s prior sales of its RateWatch and B2B Business units (collectively, the “Prior Transactions”) and the Merger Agreement and the related transactions, in the form of a cash distribution declared by the Board of Directors and paid to holders of TheStreet common stock (the “Pre-Merger Distribution”), which is expected to be paid concurrently with the cash consideration in the Merger. Currently, TheStreet’s management estimates that the amount of cash TheStreet will be able to distribute in the Pre-Merger Distribution will range from approximately ~~$2.44~~ $2.22 per share of TheStreet common stock to approximately $~~2.61~~ $2.37 per share of TheStreet common stock, or approximately $2.92 per share to approximately $3.06 per share in the event of an early release of the full amount of the RateWatch escrows. ~~This~~These estimates reflect~~s~~ management’s estimate of cash to be held by TheStreet assuming that the Pre-Merger Distribution is effectuated on or about July 31, 2019, and the release of the full amount of the RateWatch escrows as of such date. The actual amount to be distributed will be affected by TheStreet’s operating results, transaction expenses, certain severance benefits that were earned prior to the Merger, the actual timing of the Pre-Merger Distribution and other factors. The effectiveness of the Merger is conditioned upon effectuation of the Pre-Merger Distribution.

The disclosure under the heading “Proposal No. 1: The Merger Proposal —Reasons for the Merger—Certainty of Value” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the first paragraph on page 49 of the Proxy Statement, as follows:

Certainty of Value. The Board of Directors considered the consideration to be received by stockholders of TheStreet in the Merger, which will equal a fixed amount of $3.09183364 per share of TheStreet common stock, to (i) the historical earnings and financial performance of the B2C Business and share price of TheStreet and (ii) the Board of Director’s estimate of the current and future prospects of TheStreet as a standalone entity following the sale of RateWatch and the B2B Business. The Board of Directors took into account the fact that upon execution of the Merger Agreement, Maven agreed to deposit, and has in fact deposited, the aggregate cash portion of the Merger Consideration (equal to $16.5 million) with an escrow agent pursuant to the Escrow Agreement, and that these escrowed funds will be paid automatically to a paying agent immediately after the Effective Time, which paying agent will be responsible for paying the cash portion of the Merger Consideration to the former stockholders of TheStreet. The Board of Directors further considered the fact that the form of the Merger Consideration would be a combination of cash, which will provide stockholders with certainty of value and immediate liquidity, and the CVRs, which will entitle the holders thereof to receive the funds escrowed in connection with the Prior Transactions when they are released from the relevant escrows as well as the risks that stockholders will not receive the entire escrowed amounts. Currently, TheStreet’s management estimates that the total amounts that will be released from such escrows will range from approximately $0.66 per share of TheStreet common stock to approximately $0.77 per share of TheStreet common stock, or $0.09 per share of TheStreet common stock in the event of an early release of the full amount of the RateWatch escrows. The Board of Directors also considered the Pre-Merger Distribution, which will entail the distribution immediately prior to effectiveness of the Merger of all of TheStreet’s cash on hand, less certain liabilities and expenses relating to the Prior Transactions and the Merger Agreement, which distribution TheStreet’s management estimates will range from approximately ~~$2.44~~ $2.22 per share of TheStreet common stock to approximately $~~2.61~~ $2.37 per share of TheStreet common stock, or approximately $2.92 per share to approximately $3.06 per share in the event of an early release of the full amount of the RateWatch escrows. The Board of Directors believed that the certainty of value, in the aggregate, to be so received by TheStreet stockholders was compelling compared to the potential long-term value creation potential of TheStreet and the long-term business risks posed by continuing to operate TheStreet as an independent entity. The Board of Directors further believed that, based upon all of the other factors considered by the Board of Directors after discussion with TheStreet’s management, financial advisors and legal counsel, this was the best reasonably attainable value for TheStreet stockholders and, in particular, that the consideration payable in the Merger represented the highest price that Maven was willing to pay and the highest price per share value reasonably obtainable as of the date of the Merger Agreement. In this regard, the Board of Directors also took into account, among other factors, that during the course of negotiations with Maven, Maven raised its offer price for TheStreet three times, from $2.25 per share on April 9, 2019 to $2.62 per share on May 30, 2019 and finally to $3.09183364 per share on June 5, 2019.

The disclosure under the heading “Proposal No. 1: The Merger Proposal —Agreements Related to the Merger—The CVR Agreement—Payment Procedures and Tax Withholding” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the first paragraph under that heading starting on page 89 of the Proxy Statement, as follows:

Each CVR will entitle the CVR Holder thereof to receive a pro rata portion (the “CVR Percentage”) of the funds escrowed in connection with the Prior Transactions (the “Escrows”) when they are released and received by the Rights Agent from the relevant Escrows (an “Escrow Payment”), which are ~~currently~~ scheduled to be released after August 20, 2019, and January 31, 2020, respectively. TheStreet currently expects that the RateWatch escrows originally scheduled to be released after August 20, 2019 will now be released early on August 1, 2019, prior to the Closing of the Merger, in which event these funds would be included in the Pre-Merger Distribution instead of the CVRs. A CVR Holder’s CVR Percentage of an Escrow Payment will equal the quotient of the number of CVRs held by such CVR Holder divided by the number of shares of TheStreet common stock issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by TheStreet, Maven or Merger Sub and shares with respect to which appraisal rights have been properly exercised in accordance with the DGCL). The Escrow~~s~~ include:

•	the escrows established in connection with the sale of the RateWatch business in June 2018, which escrow amount currently comprises an aggregate of approximately $~~3.5~~3.7 million in funds, pursuant to the Escrow Agreement, dated as of June 20, 2018, by and among TheStreet, Inc., Bankers Financial Products Corporation, S&P Global Market Intelligence Inc. and Citibank, National Association, as escrow agent (unless such escrows are released early, as currently expected, in which event these funds would be included in the Pre-Merger Distribution instead of the CVRs); and

•	the escrows established in connection with the sale of the B2B Business in February 2019, which escrow amount currently comprises an aggregate of approximately $0.5 million in funds, pursuant to the Escrow Agreement, dated as of February 14, 2019, by and among TheStreet, Inc., Euromoney Institutional Investor PLC and Citibank, National Association, as escrow agent.

— End of Supplemental Disclosure to Proxy Statement —

Important Additional Information and Where to Find It

On July 15, 2019, TheStreet filed the Proxy Statement with the SEC in connection with, among other things, the Merger. INVESTORS AND STOCKHOLDERS OF THESTREET ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THESTREET AND THE MERGER. The Proxy Statement, and any other documents filed by TheStreet with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by TheStreet by directing such requests to TheStreet, Inc., 14 Wall Street, 15th Floor, New York, New York 10005, Attention: Investor Relations, Telephone: (212) 321-5000.

Participants in the Solicitation

TheStreet and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from TheStreet’s stockholders in connection with the proposed Merger. Information regarding TheStreet’s directors and executive officers is contained in TheStreet’s Annual Report on Form 10-K filed with the SEC on March 15, 2019, as amended on March 21, 2019, and April 30, 2019, as well as the Proxy Statement. Additional information regarding the participants in the solicitation of proxies in respect of the proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the anticipated timing of the Merger, the possibility of obtaining stockholder approval of the Merger proposal or other approvals or consents for the Merger and the anticipated timing and ability of stockholders to receive cash payments pursuant to the Pre-Merger Distribution or the CVRs. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of TheStreet and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and TheStreet undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements, including, without limitation, risks and uncertainties relating to potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; unexpected costs, charges or expenses relating to or resulting from the Merger; litigation or adverse judgments relating to the Merger; risks relating to the completion of the proposed Merger, including the risk that the required stockholder vote might not be obtained in a timely manner or at all, or other conditions to the completion of the Merger not being satisfied; any changes in general economic or industry-specific conditions; and factors generally affecting the business, operations, and financial condition of TheStreet, including the information contained in the Proxy Statement and in TheStreet’s Annual Report on Form 10-K for the year ended December 31, 2018, subsequent Quarterly Reports on Form 10-Q, including the Transition Report on Form 10-QT for the period January 1, 2019, to March 31, 2019, filed with the SEC on May 15, 2019, and other reports and filings with the SEC.